UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

200, 150 13 Avenue SW

Calgary, Alberta Canada T2R, 0V2

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 27, 2015, Gran Tierra Energy Inc. issued a press release announcing that it has received approval from the Toronto Stock Exchange (“TSX”) to implement its previously announced normal course issuer bid (the “Bid”) through the facilities of the TSX, the NYSE MKT and eligible alternative trading platforms in Canada and the United States. Pursuant to the Bid, Gran Tierra is able to purchase for cancellation up to 4.98% of its issued and outstanding shares of common stock (the “Shares”) for a one year period at prevailing market prices. The brokerage firm conducting the Bid on behalf of Gran Tierra is FirstEnergy Capital Corp.

Under the Bid, Gran Tierra may repurchase for cancellation up to 13,831,866 Shares. This represents approximately 4.98% of its 277,748,332 issued and outstanding Shares as of July 21, 2015. These purchases will be made in accordance with applicable regulations over a maximum period of one year beginning on July 30, 2015, and ending on July 29, 2016. The average daily trading volume of the Shares over the six (6) calendar months prior to the date hereof was 946,386. Accordingly, Gran Tierra is entitled to purchase, on any trading day, up to 236,596 Shares. The consideration that Gran Tierra will pay for any Shares acquired by it under the Bid will be paid in cash at the market price of such Shares at the time of acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2015	GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
Name: David Hardy
Title: V.P. Legal and General Counsel

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